Exhibit 10.12

Consent Agreement

This Consent Agreement is dated as of December 23, 2015 and is executed in connection with that certain Collateral Schedule No. 5 dated as of December 23, 2015 (the “Collateral Schedule”) which incorporates by reference the Master Security Agreement dated as of December 23, 2015 (the “Master Agreement”; together, the Collateral Schedule, Master Agreement and the associated Note are hereinafter referred to as the “Agreement”), between KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION (“KEF”), as Lender, and LGSI EQUIPMENT OF INDIANA, LLC, an Indiana limited liability company (“Customer”), as Borrower. Unless otherwise specified herein, all capitalized terms will have the meanings ascribed to them in the Master Agreement. KEF and Customer hereby agree that with respect to the equipment described in the Collateral Schedule (the “Equipment”), from and after the date hereof, the Agreement will be modified to reflect the following:

1.	CONSENT TO NEW USER

1.1	Consent. Customer may, subject to the following terms and conditions, without any further consent of KEF being required, lease or otherwise permit the use of the Equipment by Universal Dedicated, Inc., Logistics Insight Corp, Universal Truckload, Inc., Universal Specialized, Inc. and Mason Dixon Intermodal, Inc. (collectively, the “Permitted Users” and, individually, each a “Permitted User”), pursuant to the terms and provisions hereof (any such lease, together with any agreement modifying the terms of such lease as they relate to the Equipment, collectively, a “Permitted Lease”).

1.2	Reaffirmation by Customer. Customer hereby acknowledges and reaffirms that it is now, and will at all times during the term of the Agreement remain, obligated and bound by all of the provisions of the Agreement (including but not limited to the provisions relating to indemnification and the obligation to pay all sums due) notwithstanding any delegation of duties or other term of any Permitted Lease. Any such delegation will be effective only as between Customer and a Permitted User. Customer further acknowledges that it is not authorized to dispose of the Equipment except by Permitted Lease and in accordance with the terms of this Consent Agreement or as otherwise specified in the Loan Documents. Customer will promptly reimburse KEF for all expenses incurred by KEF in connection herewith or with the enforcement of this Consent Agreement.

1.3	Additional Covenants And Representations Of Customer. Customer covenants, agrees, represents and warrants that each Permitted Lease will contain provisions whereby the applicable Permitted User agrees that:

(a)	Permitted User waives, and agrees that it will not assert against KEF, or any successor or assignee of KEF, any defense, set-off, recoupment, claim or counterclaim which Permitted User may at any time have against Customer for any reason whatsoever;

(b)	KEF will have no obligation to perform any of the duties of Customer under any Permitted Lease, including (but not limited to) (i) the payment of any taxes or other sums or (ii) the furnishing of maintenance, repairs, replacements, service or insurance;

(c)	the Equipment when subjected to Permitted User’s use and control will continue to be personal property under applicable law at all times during the term of the Permitted Lease, and that the KEF or its designated employee(s) or agent(s) may inspect the Equipment at its location during normal business hours;

(d)	KEF may rely upon the truth and accuracy of all representations and warranties made to Customer by Permitted User in the Permitted Lease to the same extent and effect as if such representations and warranties had been made directly to and for the benefit of KEF;

(e)	Permitted User under the Permitted Lease is specifically prohibited from any sale, assignment or sublease of its rights in and to the Equipment or under the Permitted Lease;

(f)	Permitted User is an equipment user and not a broker or seller of equipment;

(g)	the Permitted Lease is expressly subject and subordinate to the Agreement; and

(h)	Customer, its successors and assigns may freely assign the Permitted Lease to KEF.

Form No.: Consent Agreement.612	Page 1 of 3

2.	ASSIGNMENT OF PERMITTED LEASE

2.1	Assignment of Permitted Lease. As security for the Secured Obligations related to the Equipment, Customer hereby grants to KEF a first priority security interest in, and assigns, sets over, and transfers to KEF, its successors and assigns, all (except as otherwise provided herein) of Customer’s right, title, and interest in and to (a) the Permitted Leases and all extensions and renewals thereof, (b) all rentals and other sums due, now or hereafter, under the Permitted Leases (including, without limitation, the price paid pursuant to the exercise by the applicable Permitted User of any purchase option contained in any Permitted Lease), (c) any and all proceeds of insurance, if any, insuring the Equipment, and (d) all products and proceeds of the foregoing; provided, however, that KEF will not exercise its rights hereunder unless and until a Default has occurred and is continuing. Notwithstanding the foregoing assignment, Customer will cause each Permitted User to pay Customer all rentals and other sums payable under the applicable Permitted Lease until KEF delivers to Customer notice of a Default under the Agreement. Upon giving such notice of Default to Customer, KEF may notify each Permitted User (or, if requested by KEF, Customer will notify each Permitted User) to pay directly to KEF all rentals and other sums payable and to become payable under the Permitted Leases. Upon Permitted User’s receipt of such notice, Customer hereby authorizes and directs Permitted User to pay KEF all rentals and other sums payable and to become payable under the Permitted Leases. If any remittance is thereafter received by Customer relating to such Permitted Lease, such remittance will be immediately delivered to KEF bearing the endorsement “Pay to the order of KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION” Until such amounts are remitted to KEF, or if the remittance is in a form that precludes an endorsement, Customer will segregate, separately account for and hold all such funds in trust for KEF and immediately pay the amount of the remittance to KEF. Customer hereby appoints KEF its attorney-in-fact to negotiate any remittance which is received by KEF from a Permitted User after a Default and made payable to Customer. Notwithstanding the foregoing, if Customer receives the proceeds of any insurance as a result of a casualty suffered by leased Equipment, Customer immediately will remit such insurance proceeds to KEF.

2.2	Grant of Security in Inventory and Accounts Receivable. To the extent the Equipment covered by a Permitted Lease may constitute or be deemed to be Customer’s inventory (the “Inventory”):

(a)	Customer hereby grants to KEF a security interest in such inventory, which will mean all Equipment offered or furnished under any contract of service or intended for sale or lease, any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, any and all leases, subleases, rentals, accounts and contracts with respect to the Equipment which may now exist or hereafter arise, together with all rights thereunder and all rental and other payments due and to become due thereunder, any and all proceeds payable for such property, any insurance, bonds and/or other proceeds of the property and all returned or repossessed Equipment now or at any time or times hereafter in the possession or under the control of Customer or any Permitted User; provided, however, that Customer is not authorized to sell the Equipment or the Inventory, except as otherwise expressly provided in the Agreement.

(b)	Customer also grants to KEF a security interest in all accounts receivable now owned by Customer or hereafter acquired or owned by Customer to the extent that such arise or result from any lease or other disposition of any of the Equipment or the Inventory, including, but not limited to, any Permitted Lease or any right of Customer to payment for Equipment sold or leased whether or not evidenced by an instrument or chattel paper, and whether or not such right has been earned by performance (the “Accounts Receivable”).

2.3	Further Assurances; Delivery of Permitted Lease. Customer agrees that at any time and from time to time, upon the written request of KEF, Customer will promptly and duly execute and deliver, or cause to be duly executed and delivered, any and all further instruments and documents as KEF may reasonably deem desirable to perfect its security interest in the Permitted Leases, the Inventory and the Accounts Receivable including, without limitation, an acknowledgment executed by the applicable Permitted User of (a) KEF’s interest in the Equipment and (b) the terms of this Agreement. Customer will deliver to KEF all original copies of the Permitted Leases promptly upon execution thereof, and will mark prominently all other copies of a Permitted Lease “Not an Original”. As to any Equipment that is a titled motor vehicle, unless and until a Default has occurred, Customer will retain the original certificates of title with respect to the Equipment. Upon the occurrence of a Default, upon receipt of KEF’s request therefor, Customer will deliver to KEF the original certificates of title with respect to the Equipment.

2.4	No Waiver by KEF. KEF’s failure to exercise any right hereunder will not be considered a waiver of such right or any other right.

3.	ADDITIONAL TERMS

3.1	No Further Transfer by Customer. OTHER THAN AS SET FORTH IN THIS CONSENT AGREEMENT, CUSTOMER WILL NOT, WITHOUT KEF’S PRIOR WRITTEN CONSENT, (a) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE AGREEMENT, THE OTHER LOAN DOCUMENTS, THE EQUIPMENT OR ANY INTEREST THEREIN, OR (b) LEASE OR LEND THE EQUIPMENT TO, OR PERMIT THE EQUIPMENT TO BE USED BY, ANYONE OTHER THAN CUSTOMER, A PERMITTED USER, OR CUSTOMER’S OR A PERMITTED USER’S QUALIFIED EMPLOYEES AND/OR CONTRACTORS.

Form No.: Consent Agreement.612	Page 2 of 3

3.2	Terms Survive. The representations, warranties and covenants contained herein will be binding upon Customer and its successors and assigns, and the benefits thereof will extend to and include the successors and assigns of KEF. All of KEF’s rights, privileges and indemnities contained herein will survive the expiration or other termination of the Agreement or any Permitted Lease.

EXCEPT AS MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE AGREEMENT WILL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.

IN WITNESS WHEREOF, KEF and Customer have executed this Agreement as of the date first written above.

Customer:	KEF:

LGSI EQUIPMENT OF INDIANA, LLC	KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:

Form No.: Consent Agreement.612	Signature Page to Consent Agreement	Page 3 of 3